DEVELOPMENT AGREEMENT
                                    (NETTAXI)

This Development Agreement (the "Agreement') is dated as of December 16, 1998 between the Big Not-work Inc., a Delaware corporation, with its principal place of business located at 2680 Bancroft Way, Berkeley, CA 94704 (the "Company") and NetTaxi On-Line Communities, a Delaware corporation, with its principal place of business located at 2165 S. Bascom Ave., Campbell, CA. 95008 ("Net:Taxi"), Pursuant to this Agreement, the Company and NetTaxi will develop, publish, display and promote Internet-based games for users of NetTaxi's Internet aggregation service. The Company and NetTaxi will share the revenue resulting from the business relationship, as described herein.

Accordingly, in exchange for the mutual promises contained herein, the parties hereby agree as follows;

1.     BACKGROUND.

1.1     The  Company.     The  Company  offers  Internet-based  games  from  its
Internet  site  located  at  http://www,bignetwork.com.

1.2     NetTaxi.     NetTaxi  operates  a website community and aggregation site on  the  World  Wide  Web  located  at  http://www.nettaxi.corn.

2.     DEFINITIONS.

"Advertisements" means all banner advertisements, portals, links, buttons and other promotions for third parties displayed on the Game Pages.

"Company Marks" means any trademarks, trade names, service marks and logos that may be delivered by the Company to NetTaxi expressly for inclusion in promotions for the Games,

"Company Service" means any product or service sold or otherwise distributed by the Company (but not third parties) on or through the Game Pages or the Company Site,

"Company Site" means the Internet site currently located at http;//www.bignetwork.com, through which the Company offers Internet-based games directly to end users, together with any successors thereto.

"Development Schedule" means the mutually agreed upon development schedule set forth in Exhibit A (the "Development Schedule", as such development schedule may be modified or amended from time to time through written agreement between the parties.

"Game Pages" Means Internet pages to be developed and hosted by the Company, in accordance with this Agreement, through which Users will be able to register for and/or play the Games via the NetTaxi Site, including through individual member pages on the NetTaxi site.

"Game Revenue" means revenue derived by NetTaxi, through Advertisements on the Game Pages or through other means in connection with the publication, display or other use of the Games, less any associated advertising agency commissions (provided, however, that such

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advertising  agency  commissions  may  not  in  any  case exceed 35% of the Game
Revenue).

"Games" means Java-based card games, board games and other games to be offered to Users of the Game Pages.

"Look and reel" means the look and feel, user interface and flow of user experience of an Internet site.

"Minimum Deliverables" means the minimum Game Pages and Games sufficient to launch the Game Pages as part of the NetTaxi site, as more specifically identified in the Development Schedule.

"NetTaxi Marks" means any trademarks, trade names, service marks and logos delivered by NetTaxi to the Company expressly for inclusion in the Game Pages.

"NetTaxi Site" means the Internet site currently located at http://www.nettaxi.com, and any successors thereto.

"Term"  means  the  term  of  this  Agreement,  as  set  forth  in  Section  5.
                                                                    -----------

"User"  means  a  user  of  the  NetTaxi  Site.

"User Data" means name, address and other registration or demographic data and any information concerning traffic or usage levels or patterns.

3.     DEVELOPMENT  AND  IMPLEMENTATION.

3.1     The Company will develop the Game Pages and the Games in accordance with
the     Development  Schedule.

3.2 The Company will insure that the Look and Feel of the Game Pages is reasonably consistent with the Look and Feel of the NetTaxi Site throughout the Term, so that the Game Pages appear to be part of the NetTaxi Site rather than a separate site. The Company and NetTaxi will cooperate reasonably and in good faith to ensure a seamless user experience as Users move between the NetTaxi Site and the Game Pages. NetTaxi will provide mock-ups, logos and other materials as reasonably necessary to allow the Company to achieve the required Look and Feel for the Game Pages. Company Marks included on the Game Pages will link back to the Company Site. Each Game Page will include a promotional tag for the Company, reasonably acceptable to NetTaxi and the Company, indicating that the Company is the sole provider of Games for NetTaxi and including a link to a site designated by the Company,

3.3 The Company will host and maintain the Game Pages on its servers and will be responsible for providing all necessary computer hardware, software and bandwidth for such purposes. The Company and NetTaxi will use reasonable efforts (including by selecting appropriate URL:s for the Game Pages within the NetTaxi.com domain) to ensure that it appears to Users that the Game Pages are part of the NetTaxi Site.

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3.4     The  Company will ensure that the quality, functionality and reliability
of  the  Game     Pages  and  the Games does not decline in any material respect after  initial  acceptance  by  NetTaxi.

3.5     In  addition  to  the specific requirements set forth above, the Company
will be responsible     for ensuring that the Games and the, Game Pages function
with  reasonable  reliability  and     in  a  commercially  reasonable  manner
throughout  the  Term.

3.6     The  Company  will  provide support services to NetTaxi personnel and to
Users  of  the     Game  Pages  as  described  in  Exhibit  B.
                                                   -----------

4. PROMOTION OF THE GAME PAGES. Following acceptance by NetTaxi of the Minimum Detiverables, NetTaxi will incorporate links to the Came Pages into the NetTaxi Site for the purpose of generating traffic to the Came Pages, which shall be subject to reasonable review and approval by the Company. In particular, NetTaxi will display promotions for the Game Pages on the "home" or first page of the NetTaxi Site and through links within the Arcade community within the Site, subject to reasonable review and approval by the Company.

5.     REVENUE  SHARING.

5.1 NetTaxi will manage the sales effort with respect to all Advertisements to be sold on the Game Pages, and will be responsible for delivering such Advertisements to the Company for display on the Game Pages and for all related billing and collecting services. The Company will cooperate reasonably and in good faith with NetTaxi with respect to such sales activities. The Company and NetTaxi will cooperate reasonably and in good faith to develop appropriate procedures and technologies to allow NetTaxi to serve Advertisements for the Game Pages remotely.

5.2 Within 30 days after the end of each month during the Term, NetTaxi will pay the Company an amount equal to REDACTED of all Game Revenue generated during such month from the NetTaxi Site, An invoice showing the calculation of the amount owed to the Company will accompany each payment.

5.3 Upon reasonable request, the Company may engage an independent accounting firm to audit the books and records of NetTaxi directly applicable to the calculation of required payments hereunder by providing written notice to NetTaxi at least 30 days before initiation of such audit. The Company shall be limited to two audits in any 12 month period, and each audit shall be conducted during a specified audit period of reasonable length, which will be established by NetTaxi at least once during each calendar quarter.

6.     TERM  AND  TERMINATION.

6.1 The term of this Agreement (the "Term") will begin on the date hereof and will continue until the first anniversary of the date hereof, unless otherwise terminated as provided in this Agreement. Thereafter, the Term will be automatically extended for successive one month periods until terminated by either party on 30 days written notice.

6.2 If either party commits a material breach of its obligations hereunder that is not cured within 30 days after notice thereof from the non-breaching party, the non-breaching

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party  may  terminate  this  Agreement  at  any time by giving written notice of termination  to  the  breaching  party.

6.3 The Company or its successor may terminate this Agreement upon 60 days prior written notice in the event of a sale of all or substantially all of the assets of the Company.

6.4 The provisions of Section 11.6 and any obligations arising prior to termination will survive any termination of this Agreement.

7. Users. All Users sent to the Game Pages must be able to register and authenticate using existing NetTaxi member names and passwords.

8.     INTELLECTUAL  PROPERTY.

8.1 As between the Company and NetTaxi, the Company will retain all right, title and interest in and to the Games and to the content of the Game Pages, excluding the Look and Feel of the NetTaxi Site to the extent embodied in the Game Pages. NetTaxi will be responsible for providing the Company with any necessary or appropriate license agreements to be entered into online within the Game Pages by Users of the Games,

8.2 The Company hereby grants to NetTaxi a non-exclusive, royalty-free license, effective throughout the Term, to use, display and publish the Company Marks solely within promotions for the Game Pages. Any use of the Company Marks by NetTaxi must comply with any reasonable usage guidelines communicated by the Company to NetTaxi from time to time. Nothing contained in this Agreement will give NetTaxi any right, title or interest in or to the Company Marks or the goodwill associated therewith, except for the limited usage rights expressly provided above. NetTaxi acknowledges and agrees that, as between the Company and NetTaxi, the Company is the sole owner of all rights in and to the Company Marks.

8.3 NetTaxi hereby grants to the Company a non-exclusive, royalty free license, effective throughout the Term, to use, display and publish the NetTaxi Marks solely within the Game Pages and to use the Look and Feel of the NetTaxi Site on the Game Pages as contemplated by Section 3.2. Any use of the NetTaxi Marks or such Look and Feel by t'he Company must comply with any reasonable usage guidelines communicated to the Company by NetTaxi from time to time. Nothing contained in this Agreement will give the Company any right, title or interest in or to the NetTaxi Marks, such Look and Feel or the goodwill associated therewith, except for the limited usage rights expressly provided above. The Company acknowledges and agrees that, as between the Company and NetTaxi, NetTaxi is the sole owner of all rights in and to the NetTaxi Marks and the Look and Feel of the NetTaxi Site.

9. RESPONSIBILITY FOR Games and Company Services. The Company acknowledges and agrees that, as between the Company and NetTaxi, the Company will be responsible for any claims or other losses associated with or resulting from the distribution or use of the Games, the operation of the Game Pages and the sale or other distribution of any Company Services by the Company or through the Game Pages; provided however that the Company shall be liable only to the extent of its own negligence in connection with claims for which NetTaxi is contributorily negligent. NetTaxi is not authorized to make, and agrees not to make, any representations or

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warranties  concerning the Games, the Game PAGES or any Company Services, except to the extent (if any) contained within promotions for the Game Pages delivered to NetTaxi by the Company or approved by the Company.

10.     MUTUAL  INDEMNIFICATION.

10.1 Indemnification by NetTaxi. NetTaxi shall indemnify and hold the Company harmless from and against any costs, losses, liabilities and expenses, including all court costs, reasonable expenses and reasonable attorneys' fees (collectively, "Losses") that NetTaxi may suffer, incur or be subjected to by reason of any legal action, proceeding, arbitration or other claim by a third party, whether commenced or threatened, arising out of or as a result of (a) the use of NetTaxi Marks by the Company in accordance with this Agreement; (b) the content of the NetTaxi Site (except for content provided by NetTaxi); (c) any content provided by NetTaxi for display on the Game Pages and any negligent act of NetTaxi with respect to the Game Pages.

10.2 Indemnification by the Company. The Company shall indemnify and hold NetTaxi harmless from and against any Losses that NetTaxi may suffer, incur or be subjected to by reason of any legal action, proceeding, arbitration or other claim by a third party, whether commenced or threatened, arising out of or as a result of (a) the use of the Company Marks by NetTaxi in accordance with this Agreement; (b) any content provided by the Company to NetTaxi for display on the Company Site; (e) the operation of the Game Pages or the Company Site or the distribution of the Games or any Company Services by the Company or through the Game Pages.

10.3 Indemnification Procedures. If any party entitled to indemnification under this Section (an "Indemnified Party") makes an indemnification request to the other, the Indemnified Party shall permit the other party (the "Indemnifying Party") to control the defense, disposition or settlement of the matter at its own expense; provided that the Indemnifying Party shall not, without the consent of the Indemnified Party enter into any settlement or agree to any disposition that imposes an obligation on the Indemnified Party that is not wholly discharged or dischargeable by the Indemnifying Party, or imposes any conditions or obligations on the Indemnified Party other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations of Indemnifying Party. The Indemnified Party shall notify Indemnifying Party promptly of any claim for which Indemnifying Party is responsible and shall cooperate with Indemnifying Party in every commercially reasonable way to facilitate defense of any such claim; provided that the Indemnified Party's failure to notify Indemnifying Party shall not diminish Indemnifying Party's obligations under this Section except to the extent that Indemnifying Party is materially prejudiced as a result of such failure. An Indemnified Patty shall at all times have the option to participate in any matter or litigation through counsel of its own selection and at its own expense.

11.     MISCELLANEOUS.

11.  1     LIMITATION  OF DAMAGES. NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL,
INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND ON

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
ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF TM POSSIBILITY OF SUCH DAMAGES. FURTHEIZ, EXCEPT FOR ANY CLAIM FOR TNDEMNTFICATION ARISING UNDER SECTION 10 ABOVE AND 11.6, IN NO EVENT SHALL EITI-WR PARTY BE LIABLE FOR DAMAGES IN EXCESS OF TBE TOTAL PAYMENTS REQUIRED TO BE MADE UNDER THIS AGREEMENT DURING THE PRIOR t2 MONTHS.

11.2 Assignment. NetTaxi may not assign this Agreement, except (a) in connection with the transfer of substantially all of the business operations of NetTaxi (whether by asset sale, stock sale, merger or otherwise); or (b) with the written permission of the Company, which will not be unreasonably withheld. The Company may not assign this Agreement, except (a) in connection with the transfer of substantially all of the business operations of the Company (whether by asset sale, stock sale, merger or otherwise); or (b) with the written permission of the Company, which will not be unreasonably withheld,

11.3 Relationship of Parties. This Agreement will not be construed to create a joint venture, partnership or the relationship of principal and agent between the parties hereto, nor to impose upon either party any obligations for any losses, debts or other obligations incurred by the other party except as expressly set forth herein,

11.4 Entire Agreement. This Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreements, This Agreement may not be amended except in writing signed by both parties. Each party acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind, except as expressly set forth herein.

11.5     Applicable Law.     This Agreement will be construed in accordance with
and governed by the laws of the State of California, without regard to principles of conflicts of law.

11.6 Confidentiality. In connection with the activities contemplated by this Agreement each party may have access to confidential or proprietary technical or business information of the other party, including without limitation (a) proposals, ideas or research related to possible new products or services; (b) financial information; and (c) the material terms of the relationship between the parties; provided, however, that such information will be considered confidential only if it is expressly designated as Confidential Information in this Agreement or conspicuously designated as "Confidential" in writing or, if provided orally, identified as confidential at the time of disclosure and confirmed in writing within 10 days of disclosure (collectively, "Confidential Information"). Each party will take reasonable precautions to protect the confidentiality of the other party's Confidential information, which precautions will be at least equivalent to those taken by such party to protect its own Confidential Information. Except as required by law or as necessary to perform under this Agreement, neither party will knowingly disclose the Confidential Information of the other party or use such Confidential Information for its own benefit or for the benefit of any third party. Each party's obligations in this Section with respect to any portion of the other party's Confidential Information shall terminate when the party seeking to avoid its obligation under this Section can document that: (i) it was in the public domain at or subsequent to the time it was communicated to the receiving party
("Recipient") by the disclosing party ("Discloser") through no fault of Recipient; (ii) it was

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
rightfully in Recipient's possession free of any obligation of confidence at or subsequent to the time it was communicated to Recipient by Discloser; (iii) it was developed by employees or agents of Recipient independently of and without reference to any information communicated to Recipient by Discloser; or (iv) the communication was in response to a valid order by a court or other governmental body, was otherwise required by law or was necessary to establish the rights of either party under this Agreement

11.7 Press Release. Each party may issue a press release concerning the business relationship contemplated in this Agreement, and each party will provide an appropriate quote from one of its senior executive officers for use in the other party's release. Each party will provide the other with a reasonable opportunity to review and comment on its press release.

11.8 Attorney Fees. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

11.9 Dispute Resolution. In the event that any dispute arises hereunder, the parties agree that prior to commencing litigation, arbitration, or any other legal proceeding, each party shall send an officer of such party to negotiate a resolution of the dispute in good faith at a time and place as may be mutually agreed. Each officer shall have the power to bind its respective party in a.11 material respects related to the dispute. If the parties cannot agree on a time or place, upon written notice from either party to the other, the negotiations shall be held at the principal executive offices of the Company 21 days following such notice (or on the next succeeding business day, if the 21 st day is a weekend or holiday).

11.10 Authority; No Conflicts. NetTaxi hereby represents and warrants to the Company that it has the right and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of NetTaxi's obligations under this Agreement do not conflict with any other agreement to which NetTaxi is a party.

IN WITNESS WIMREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

THE  BIG  NETWORK,  INC.                   NETTAXI,  INC.
By:                                        By:
Name:                                      Name:
Title:                                     Title:

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                                    EXHIBIT A

                              DEVELOPMENT SCHEDULE

                                    EXHIBIT B

Support  Services

1.     Definition
       ----------

"Hours of Operation" means Monday to Friday 6:OOAM - 5:OOPM PST (Pacific Standard Time) or other hours of operation at least as favorable to end users of the Game Pages,

"Problem" means any error, bug, or malfunction that causes any feature of the Game Pages to perform unpredictably or to otherwise become intermittently unavailable or that causes the Game Pages to have a material degradation in response time performance,

"Severe Problem" means any error, bug, or malfunction that causes the Game Pages to become inaccessible to Users for 15 consecutive minutes or longer.

"Enhancement Request" means any suggestion regarding the design, aesthetics, functionality, content, or other feature, of the Game Pages or the Games that is not a Problem or a Severe Problem.

"Fix" means a correction, fix, alteration or workaround that solves a Problem or a Severe Problem.

2.     Contact  points.
       ----------------

2.1 NetTaxi Technical Support Personnel. NetTaxi will designate no more than two NetTaxi employees or contractors as qualified to contact the Company for technical support. NetTaxi will ensure NetTaxi Technical Support Personnel have received adequate training from the Company, as described in this Exhibit, and are otherwise capable of providing technical support. NetTaxi will provide the Company with the names, email addresses, telephone numbers and pager numbers of NetTaxi Technical Support Personnel no later than one week prior to the launch date of the Game Pages, NetTaxi may change its designated Technical Support Personnel at its discretion with reasonable notice to the Company.

2.2 Company Technical Support Personnel, The Company will designate one primary and one backup Technical Support employee or contractor to provide technical support to NetTaxi. The Company will ensure that its Technical Support Personnel are adequately trained to provide technical support to NetTaxi. The Company will provide NetTaxi with the names, email addresses, telephone numbers and pager numbers of the Company Technical Support Personnel no later than one week prior to the launch date of the Game Pages. The Company may change its designatBd Technical Support Personnel at its discretion with reasonable notice to NetTaxi.

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3.     Support  procedures.
       --------------------

3.1 All Problems reported by NetTaxi Technical Support Personnel to the Company must be submitted via email to support@bignetwork.com

3.2 If NetTaxi believes it is reporting a Severe Problem, NetTaxi will accompany its email request with a phone call and page to the Company Technical Personnel.

3.3 Upon receiving an email report from NetTaxi, the Company will, in its reasonable discretion, determine whether the email request is a Problem, a Severe Problem or an Enhancement Request. The Company will respond to the email request and provide a Fix as described in Section 4,of this Exhibit.
                                                  -----------

3.4 The Company will use commercially reasonable efforts to inform NetTaxi Technical Support Personnel of Fixes.

4.     Support,  levels.
       -----------------

4.1 The Company will provide technical support to Users of the Game Pages or the Games who email or otherwise contact the Company directly with questions about the Game Pages or the Games. The Company will use its commercially reasonable efforts to respond to such emails within two business days, and to Fix any Problems as fast as is commercially reasonable, NetTaxi will use its commercially reasonable efforts to inform the Company of any Enhancement Requests that NetTaxi receives from Users of the Game Pages or that NetTaxi otherwise develops through its own efforts.

4.2 The Company will provide the following technical support solely to NetTaxi Technical Support Personnel:

RECEIPT OF    TYPE OF EMAIL    TARGET RESPONSE     TARGET FIX TIME AND REPORTING
EMAIL            REQUEST       TIME FROM EMAIL
REQUEST                            RECEIPT
During        Problem         Within four hours   Commercially reasonable with
Hours of                                          weekly status reports to NetTaxi
Operation or
other times

During        Severe Problem  Within two hours    Commercially reasonable efforts
Hours of                                          with daily status reports to
Operation                                         NetTaxi

During other  Severe Problem  Within three hours  Commercially reasonable efforts
times                                             with daily status reports to
                                                  NetTaxi

During        Enhancement     As soon as          In the Company's reasonable
Hours of      Request         commercially        discretion
Operation or                  reasonable
others times

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                                    EXHIBIT A

EXHIBIT  A:  NETTAXI  DEVELOPMENT  SCHEDULE

Web  Integration
Registraton  system  conference  call     03/08/99

Templates  delivered  by  NetTaxi         03/10/99

Web  Integration  COMPLETE                03/15/99

Game  launch  (Minimum  Deliverables)     03/22/99
     Chess
     Checkers
     Reversi
     Backgammon
     Morph
     Spades

Phase  11  Games
     Hearts     April
     Poker      April
     Blackjack    May

Phase  III  Games
     Game  1      May
     Game  2      May
     Game  3      May


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